                                                                    EXHIBIT 4.14

                               SECOND AMENDMENT TO
                 DEBTOR IN POSSESSION REVOLVING CREDIT AGREEMENT

         This Second Amendment (this "AMENDMENT"), dated as of June 28, 2002, is by and among (a) NationsRent, Inc., a Delaware corporation and a debtor and a debtor in possession and its Subsidiaries party thereto, each as a debtor and a debtor in possession (collectively, the "BORROWERS"), (b) the financial institutions referred to in the Credit Agreement defined below as Banks (collectively, the "BANKS"), (c) Fleet National Bank, a national banking association, as administrative agent for the Banks (in such capacity, the "ADMINISTRATIVE AGENT") and Wachovia Bank, National Association (f/k/a First Union National Bank), as syndication agent for the Banks (in such capacity, the "SYNDICATION AGENT" and together with the Administrative Agent, the "AGENTS"). Capitalized terms used herein unless otherwise defined herein shall have the respective meanings set forth in the Credit Agreement (as hereinafter defined).

         WHEREAS, the Borrowers, the Banks and the Agents are parties to that certain Debtor in Possession Revolving Credit Agreement, dated as of December 18, 2001, as amended by the First Amendment to Debtor in Possession Revolving Credit Agreement and to Security Agreement, dated as of January 31, 2002 (as heretofore amended, the "CREDIT AGREEMENT"); and

         WHEREAS, the Borrowers, the Banks and the Agents wish to make certain amendments and other modifications to the Credit Agreement as provided herein;

         NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

         1. AMENDMENT TO SECTION 10.14 OF THE CREDIT AGREEMENT. Section 10.14 of the Credit Agreement is hereby amended by adding the following subsection (d) thereto:

                  "(d) The Borrowers, at their sole cost and expense, shall obtain and deliver to the Agents and the Banks by October 1, 2002, a fair market value appraisal of such of the Borrowers' rental equipment as the Agents may request. The appraisal shall be conducted by Ritchie Brothers, Inc. or another appraiser acceptable to the Agents and shall follow a methodology and be delivered in a form acceptable to the Agents. The Borrowers, at their sole cost and expense, shall provide to the Agents and the Banks such supplemental appraisal related information and follow up appraisals as the Administrative Agent may from time to time reasonably request. The Administrative Agent shall be entitled to share all such appraisals and appraisal related information with the Prepetition Agents and the Prepetition Lenders. "


         2. AMENDMENT TO SECTION 10.18(A) OF THE CREDIT AGREEMENT. Section 10.18(a) of the Credit Agreement is hereby amended by deleting subsection (iv) thereof in its entirety and substituting in lieu thereof the following text:

         "(iv) conclude the search and hire for such positions a person, reasonably acceptable



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                                      -2-


         to the Agents and the Prepetition Agents, so that such person's employment terms have been agreed to by such person and the Borrowers by no later than July 15, 2002, and such person begins to perform his or her duties by no later than July 31, 2002."

         3. SUSPENSION OF CERTAIN COVENANTS.

         (a) The operation of Section 12.1 (Minimum Adjusted Consolidated EBITDA) of the Credit Agreement for the consecutive three-month period ending at the end of May 2002 and also for the consecutive three-month period ending at the end of June 2002, and the operation of Section 12.2 (Cumulative Cash Flow) for the period ending at the end of May 2002 and also for the period ending at the end of June 2002, are hereby suspended until the Suspension Expiration Date (as hereinafter defined).

         (b) On the Suspension Expiration Date, the provisions of ss.3(a) shall expire and be of no further force or effect, and the Banks and the Agents shall thereupon have all of the rights and remedies set forth in the Credit Agreement, the other Loan Documents and applicable law, as if the provisions of Sections
12.1 and 12.2 had never been suspended.

         (c) The suspension set forth in ss.3(a) shall apply only to the provisions and for the periods specified therein and only until the Suspension Expiration Date. Any obligation of the Banks to make Loans, or of the Issuing Bank to issue, extend or renew Letters of Credit, shall, at all times, be subject to the satisfaction of all of the terms and conditions of the Credit Agreement, including, without limitation, the conditions precedent set forth in the Credit Agreement (after giving effect to ss.3(a) until the Suspension Expiration Date). The Banks and the Agents shall at all times retain all rights and remedies in respect of any Default or Event of Default (after giving effect to ss.3(a) until the Suspension Expiration Date).

         (d) The term "SUSPENSION EXPIRATION DATE," as used in this Amendment, means the earliest to occur of (i) 5:00 p.m. Boston time on July 31, 2002, (ii) the date on which outstanding Loans to the Borrowers under the Credit Agreement exceed the total sum of $10,000,000, (iii) the date on which any Letters of Credit are issued, extended or renewed, other than Letters of Credit issued prior to the date hereof and the $500,000 Letter of Credit contemplated by Paragraph 4 of the Final Order, and (iv) the date on which the Borrowers request Loans or Letters of Credit which would cause an event referred to in the foregoing clause (ii) or (iii) to occur.

         4. CONDITIONS TO EFFECTIVENESS. This Amendment and shall become effective upon the receipt by the Administrative Agent of counterparts of this Amendment executed by the Borrowers, the Agents and the Required Banks.

         5. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants to the Agents and the Banks as follows:

         (a) The representations and warranties of such Borrower contained in the Credit Agreement (as amended hereby), the other Loan Documents, or in any document or instrument delivered pursuant to or in connection with the Credit Agreement were true when made and, as amended hereby, continue to be true on the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement, the other Loan



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                                      -3-


Documents and this Amendment and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties related solely and expressly to an earlier date);

         (b) The execution, delivery, and performance by each Borrower of this Amendment and the consummation of the transactions contemplated hereby: (i) are within the corporate powers of such Borrower; (ii) have been duly authorized by all necessary corporate proceedings on the part of such Borrower; (iii) do not require any approval, consent of, or filing with, any governmental agency or authority, or any other person, association or entity, which bears on the validity of this Amendment and which is required by law or the regulation or rule of any agency or authority, or other person, association or entity; (iv) do not conflict with or result in any breach or contravention of any provision of law, statute, rule, or regulation to which any Borrower is subject or any judgment, order, writ, injunction, license, or permit applicable to such Borrower; (v) do not conflict with any provision of the corporate charter or bylaws of such Borrower; and (vi) do not conflict with any provision of any agreement or other instrument binding upon such Borrower in a manner which is reasonably likely to have a material adverse effect on the Borrowers taken as a whole; and

         (c) This Amendment, the Credit Agreement (as amended hereby), and the other Loan Documents constitute the legal, valid, and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms, provided that: (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application affecting the rights and remedies of creditors, and (ii) enforcement may be subject to general principles of equity, and the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceeding for such remedies may be brought.

         6. RATIFICATION. Each of the Borrowers hereby adopts again, ratifies and confirms in all respects, as its own act and deed, each of the Credit Agreement (as amended hereby), and the other Loan Documents to which such Borrower is a party; each of the Borrowers hereby adopts again, ratifies and confirms in all respects, as its own act and deed, the grant of a security interest under the Security Documents in all of the existing and after-acquired or arising goods, accounts, chattel paper, investment property, documents, instruments, commercial tort claims, deposit accounts, letter-of-credit rights, general intangibles and other personal property assets in which any of the Borrowers has ownership or other rights, together with any and all Uniform Commercial Code financing statements and other instruments or documents previously executed or filed in connection therewith to create, evidence, perfect or preserve the priority of such security interest in favor of the Administrative Agent for the benefit of the Banks and the Administrative Agent. To the extent that it has not already done so, each Borrower hereby waives all suretyship defenses of whatsoever nature, whether arising out of either Agent's or any Bank's dealings with any other Borrower in respect of the Credit Agreement, any other Loan Document or otherwise.

         7. EXECUTION IN COUNTERPARTS; DELIVERY BY FACSIMILE. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as


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                                      -4-


if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each party forever waives such defense.

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                                      -5-


         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date set forth above.

THE BORROWERS:

NATIONSRENT, INC.
NRGP, INC.
NATIONSRENT USA, INC.
NATIONSRENT WEST, INC.
NATIONSRENT TRANSPORTATION SERVICES, INC.
NR DELAWARE, INC.
LOGAN EQUIPMENT CORP.
NR DEALER, INC.
NR FRANCHISE COMPANY
BDK EQUIPMENT COMPANY, INC., each as a
debtor and a debtor in possession


By:
    --------------------------------------------

Name:
     -------------------------------------------

Title:
       -----------------------------------------



NATIONSRENT OF TEXAS, LP
NATIONSRENT OF INDIANA, LP, each as a
debtor and a debtor in possession

By: NRGP, Inc., its general partner



By:
    --------------------------------------------

Name:
     -------------------------------------------

Title:
       -----------------------------------------





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                                      -6-

THE BANKS:

FLEET NATIONAL BANK,
individually and as Administrative Agent


By:
    --------------------------------------------

Name:
     -------------------------------------------

Title:
       -----------------------------------------



WACHOVIA BANK, NATIONAL ASSOCIATION (f/k/a First Union National Bank), individually and as Syndication Agent


By:
    --------------------------------------------

Name:
     -------------------------------------------

Title:
       -----------------------------------------


GENERAL ELECTRIC CAPITAL CORPORATION


By:
    --------------------------------------------

Name:
     -------------------------------------------

Title:
       -----------------------------------------




GOLDMAN SACHS CREDIT PARTNERS, LP



By:
    --------------------------------------------

Name:
     -------------------------------------------

Title:
       -----------------------------------------



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                                      -7-


SENIOR DEBT PORTFOLIO
By:  Boston Management and Research,
     as Investment Advisor


By:
    --------------------------------------------

Name:
     -------------------------------------------

Title:
       -----------------------------------------



GRAYSON & CO.
By: Boston Management and Research,
    as Investment Advisor


By:
    --------------------------------------------

Name:
     -------------------------------------------

Title:
       -----------------------------------------



GMAC COMMERCIAL CREDIT LLC



By:
    --------------------------------------------

Name:
     -------------------------------------------

Title:
       -----------------------------------------



EATON VANCE INSTITUTIONAL SENIOR LOAN FUND
By:    Eaton Vance Management,
       as Investment Advisor


By:
    --------------------------------------------

Name:
     -------------------------------------------

Title:
       -----------------------------------------

                          CERTIFICATE OF ACKNOWLEDGMENT


STATE OF DELAWARE                    )
                                     )  ss.
COUNTY OF __________________         )

         Before me, the undersigned, a Notary Public in and for the county aforesaid, on this ______ day of June, 2002, personally appeared _______________ _____________________________ to me known personally, and who, being by me duly sworn, deposes and says that s/he is the _____________________________ of each of NATIONSRENT, INC., NRGP, INC., NATIONSRENT WEST, INC., LOGAN EQUIPMENT CORP., NATIONSRENT TRANSPORTATION SERVICES, INC., NR DELAWARE, INC., NATIONSRENT USA, INC., NR DEALER, INC., NR FRANCHISE COMPANY and BDK EQUIPMENT COMPANY, INC. and that said instrument was signed on behalf of each of said entities by authority of its Board of Directors, and said ________________ acknowledged said instrument to be the free act and deed of each of said entities.



                                                  ------------------------------
                                                  Notary Public
                                                  My commission expires:

STATE OF DELAWARE                    )
                                     )  ss.
COUNTY OF __________________         )

         Before me, the undersigned, a Notary Public in and for the county aforesaid, on this __ day of June, 2002, personally appeared _____________________________________ to me known personally and who, being by me duly sworn, deposes and says that s/he is the _____________________________ of NRGP, Inc., the sole general partner of NATIONSRENT OF TEXAS, LP and NATIONSRENT OF INDIANA, LP and that said instrument was signed on behalf of each of said entities and said _________________ acknowledged said instrument to be the free act and deed of each of said entities.



                                                  ------------------------------
                                                  Notary Public
                                                  My commission expires: